UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 21, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15803	84-1318182
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
On June 21, 2006 our Board of Directors amended the schedule of compensation payable to our directors for their service on the Board and associated committees, effective as of May 15, 2006, as set forth below:
Board of Directors Membership
•	$2,500 per calendar quarter to each director;

•	An additional $3,750 per calendar quarter to the Chairperson of the Board;
Audit Committee Membership
•	$2,500 per calendar quarter to each director that is a member of the Audit Committee of the Board (other than the Chairperson of the Audit Committee of the Board);

•	$5,000 per calendar quarter to the Chairperson of the Audit Committee of the Board;
Compensation Committee Membership
•	$1,250 per calendar quarter to each director that is a member of the Compensation Committee of the Board (other than the Chairperson of the Compensation Committee of the Board);

•	$2,500 per calendar quarter to the Chairperson of the Compensation Committee of the Board;
Nominating and Governance Committee Membership
•	$1,250 per calendar quarter to each director that is a member of the Nominating and Governance Committee of the Board (other than the Chairperson of the Nominating and Governance Committee of the Board);

•	$2,500 per calendar quarter to the Chairperson of the Nominating and Governance Committee of the Board.
Meeting Fees
In addition to the above compensation, effective May 15, 2006, our non-employee directors will receive with respect to each meeting of the Board of Directors or any committee of the Board with a duration of more than 15 minutes, other than (i) the first four meetings of the Board held during each calendar year, (ii) the first four meetings of the Audit Committee held during each calendar year, (iii) the first two meetings of the Compensation Committee held during each calendar year, and (iv) the first meeting of the Nominating Committee held during each calendar year:
*	$1,000 to each director for each such meeting of the Board or any committee of the Board of which such director is a member attended by such director in person;

*	$500 to each director for each such meeting of the Board or any committee of the Board of which such director is a member attended by such director via telephone conference call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer, Senior VP Finance, Secretary and Treasurer
June 21, 2006